UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 11, 2011, Rocky Mountain Chocolate Factory, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the DoubleTree Hotel, 501 Camino Del Rio, Durango, Colorado 81301. At the close of business on June 21, 2011, the record date for the Annual Meeting, there were a total of 6,090,775 shares of  Common Stock, par value $0.03 per share (the “Common Stock”), of the Registrant outstanding and entitled to vote. At the Annual Meeting, 5,468,603 or 89.8% of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.

The votes on the Election of Directors and to ratify Ehrhardt Keefe Steiner & Hottman PC as the Registrant’s Independent Registered Public Accounting Firm that were presented for stockholder vote at the Annual Meeting are as follows:

Proposal 1 — Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Franklin E. Crail	3,531,130	82,641	1,854,832
Lee N. Mortenson	3,508,653	105,118	1,854,832
Bryan J. Merryman	3,513,923	99,848	1,854,832
Gerald A. Kien	3,524,671	89,100	1,854,832
Clyde Wm. Engle	3,515,276	98,495	1,854,832
Scott G. Capdevielle	3,532,116	81,655	1,854,832

Proposal 2 — Ratification of Appointment of Ehrhardt Keefe Steiner & Hottman PC as the  Independent Registered Public Accounting Firm of the Registrant for the fiscal year ending February 29, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,424,382	28,928	15,293	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 12, 2011	By:	/s/ Bryan J. Merryman
Bryan J. Merryman,
Chief Operating Officer, Chief Financial Officer, Treasurer and Director

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